Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the use in this Registration Statement of Natural Gas Services Group, Inc. on Form S-1 of our report dated February 11, 2005, relating to the consolidated balance sheet of Natural Gas Services Group, Inc. for the year ended December 31, 2004 and the related consolidated statements of income, stockholders' equity and cash flows for the years ended December 31, 2003 and 2004; our report dated February 13, 2004 relating to the consolidated balance sheet of Natural Gas Services Group, Inc. for the year ended December 31, 2003 and the related consolidated statements of income, stockholders' equity and cash flows for the years ended December 31, 2002 and 2003; and our report dated November 4, 2005 relating to the consolidated balance sheet of Screw Compression Systems, Inc. for the year ended December 31, 2004 and the related consolidated statements of income, stockholders' equity and cash flows for the years ended December 31, 2003 and 2004, appearing in the prospectus, which is part of this Registration Statement.
     We also consent to the reference to our Firm under the caption “Experts” in such prospectus.
/s/ Hein & Associates LLP
Dallas, Texas
February 15, 2006